                                                                   EXHIBIT 10.16
                                                                [Conformed Copy]



      PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
               COMMISSION. SUCH PORTIONS ARE DESIGNATED [* * *].


                                    AGREEMENT
                                    ---------


         THIS AGREEMENT made as of this 28th day of January, 1997 by and between MARTHA STEWART LIVING OMNIMEDIA LLC, a Delaware limited liability company, 20 W. 43rd St. New York, New York 10036 ("MSLO") and KMART CORPORATION, a Michigan corporation, 3100 West Big Beaver Road, Troy, Michigan 48084 ("Kmart").

         WHEREAS, MSLO and Kmart desire to enter into an agreement whereby MSLO shall grant to Kmart, subject to the terms and conditions herein, the right to utilize Martha Stewart's name, likeness, voice and signature in connection with certain retail services and merchandise hereinafter described which Kmart will procure from sources of its own choosing as provided herein;

         WHEREAS, MSLO and Time Publishing Ventures, Inc., a Delaware corporation ("Time"), currently intend to enter into a transaction pursuant to which Time will sell to MSLO certain assets, and contribute to MSLO certain assets and certain liabilities, of Time relating to the magazine entitled Martha Stewart Living and other related businesses and pursuant to which Time will become a member of MSLO (such transactions, the "Sale and Contribution");

         WHEREAS, Kmart has required that the transactions contemplated hereby only be consummated in the event the Sale and Contribution have been consummated; and

         WHEREAS, Kmart and MSLO agree that, upon due execution of this Agreement by Kmart and MSLO, the only condition remaining to the effectiveness of this Agreement is the consummation of the Sale and Contribution;


         NOW, THEREFORE, the parties agree as follows:


         I. Grant. Subject to the terms and conditions of this Agreement, MSLO grants to Kmart the limited exclusive right, in the United States of America and territories including, Puerto Rico, Guam, and the U.S. Virgin Islands (the "Territory"), to utilize the trademark MARTHA STEWART(TM) and approved variations and stylized forms thereof, together with the name, likeness, voice and signature of Martha Stewart (the "Licensed Property"), all of which shall be approved in the manner herein, in connection with the promotion, advertising, manufacture, distribution and sale of products and promotional products merchandised by Kmart's Home Fashions Division enumerated in Exhibit A which Kmart will procure from factory sources of its own choosing (the "Licensed Products"). Kmart shall further have the nonexclusive right to utilize the Licensed Property in connection with the Licensed Products in any other country in which Kmart may operate stores in the future during the Term hereof. MSLO represents and warrants that it has the right to enter into this Agreement and grant the rights stated herein.

         II. Exclusivity. (1) MSLO warrants and agrees that the grant herein is exclusive to Kmart, during the Term, in the Territory in connection with the promotion, advertising, manufacture, distribution and sale of any products which are Licensed Products in the family department or discount store channel of distribution which includes only the following retailers: Wal-Mart, Sam's Club, Target, J.C. Penney, Sears, Montgomery Ward, Venture, Bradlees, Caldor, Kohl's, Mervyn's, Meijer, Fred Meyer, Shopko, Hill's or similar national or regional retail family department or discount stores which are not in business as of the date hereof but which may come into existence in the future during the Term and upon written notice to MSLO within 60 days of the initial opening of any such store (collectively "Discount Stores").

         (2) MSLO may use or permit others to use the Licensed Property on products which are of the same product type as Licensed Products and which are of a higher quality and intended by MSLO to be sold at a higher price point than the Licensed Products sold by Kmart provided, however, that such products are sold by such licensee other than through Discount Stores.


         (3) It is understood that Kmart is desirous of extending the license granted herein to include additional products set forth on Exhibit B. MSLO agrees that at any time during the Term hereof should MSLO desire to utilize or permit others to utilize the Licensed Property on such additional products ("Additional Licensed Products") in the Discount Stores, and provided Kmart's purchases of Licensed Products up to such time equal or exceed 75% of the projected purchases of Licensed Products as projected on Exhibit C, through such time, such Additional Licensed Products shall, at Kmart's option and by separate amendment(s) to this Agreement, upon written notice by MSLO of such desire and upon written notice by Kmart to MSLO within ninety (90) days after receipt of such notice from MSLO, be included as Licensed Products and shall be exclusive to Kmart in Discount Stores. If MSLO does not receive such written notice within the time period specified above or if Kmart's purchases of Licensed Products through such time does not equal or exceed 75% of the projected purchases of Licensed Products as set forth on Exhibit C, then MSLO shall be free to license the Additional Licensed Products to any third party without further obligation to Kmart. For purposes of this subparagraph only, the definition of Discount Stores shall not include Sears and J.C. Penney. The royalties payable to MSLO for such Additional Licensed Products shall be [* * *], as defined in paragraph IV below, of any such Additional Licensed Products. The minimum royalty payable to MSLO for any such Additional Licensed Products shall be based on the minimum royalty payable hereunder for the Licensed Products, in the proportion of the dollar volume of the projected purchases of such Additional Licensed Products relative to the dollar volume of projected purchases for the Initial Term as set forth on Exhibit C prorated over the remainder of the Term hereof. The minimum royalty for such Additional Licensed Products shall be paid in equal quarterly installments according to the schedule set forth in Paragraph V below and shall be credited against any royalties which may accrue on account of such Additional Licensed Products during the Term.

         III. Restrictions on Use. Kmart agrees that all use of the Licensed Property by Kmart shall be in the form and manner as is approved by MSLO, which approval shall not be unreasonably withheld or delayed, and there will appear on all Licensed Products and their tags, labels, containers, packaging and the like, such legends, markings and notices as may be reasonably necessary for trademark, copyright or other purposes as may be required by applicable laws.


         IV. Royalties. In consideration for the rights granted by MSLO and for the services to be rendered by MSLO and Martha Stewart under this Agreement, there shall be due and owing, and Kmart shall pay to MSLO in the manner provided below, royalties in the amount of [* * *], of any Licensed Products covered by this Agreement. [* * *] The minimum nonrefundable advance against royalties for the Initial Term shall be [* * *] (hereinafter, the "Minimum Royalty") payable as follows: (1) in the event that by no later than 10:00 a.m. on a business day, Kmart receives notice from MSLO certifying that the Sale and Contribution has been consummated, the Minimum Royalty shall be paid pursuant to the terms hereof by not later than 3:00 p.m. on such day and (2) in the event that Kmart receives such notice after 10:00 a.m. on any business day, or on a day that is not a business day, the Minimum Royalty shall be paid pursuant to the terms hereof by not later than 12:00 (noon) on the next business day following the day such notice was received. MSLO hereby instruct Kmart, and Kmart hereby agrees to pay the Minimum Royalty by wire transfer of immediately available funds in U.S. dollars to a bank account designated in writing by MSLO. The Minimum Royalty payable hereunder shall be credited against any royalties which may accrue during the Initial Term hereof.



         V. Payments. (1) Kmart shall deliver royalty reports to MSLO within thirty (30) days following the beginning of each Kmart fiscal quarter. Each report shall be certified as accurate by an authorized Kmart officer and shall set forth Kmart's [* * *] of each Licensed Product and the total amount of the gross purchases thereof, the amount of all authorized deductions therefrom and the royalties due and owing for shipments of Licensed Products received by Kmart during the previous three month period.


         (2) When Kmart delivers the above royalty reports to MSLO, Kmart shall also pay to MSLO the royalties due and owing for the previous three month period.

         (3) Kmart shall maintain complete and accurate records of its purchases of Licensed Products, royalty computations and royalty reports and shall, upon reasonable request, make such records and all other documents and material in the possession or control of Kmart to the extent relevant to this Agreement and reasonably required to verify the amount of royalties payable hereunder, available to MSLO or its duly authorized representatives, during usual business hours at Kmart International Headquarters in Troy, Michigan, for the duration of this Agreement and for one year thereafter, and to make extracts therefrom at its sole expense. All such records and documents shall be kept strictly confidential by MSLO and such representatives.

         VI. Quality Control. (1) Kmart agrees to maintain the quality of the Licensed Products sold by it pursuant to this Agreement commensurate with the terms hereof and with the average of similar products being sold by Kmart. Specifically, the quality of the Licensed Products shall be at least as specified in Exhibit D attached hereto. In addition a strike sample approved by MSLO of each Licensed Product shall be included as Exhibit E hereto. MSLO may not withhold approval as to quality of any Licensed Product which meets or exceeds the quality of such corresponding approved strike sample. In order to assure that ongoing quality of Licensed Products is maintained, Kmart shall, upon request, review such quality with MSLO and, if necessary, samples of the Licensed Products shall be made available to MSLO to enable MSLO to check the quality thereof.


         VII. Licensed Product Design, Consultation and Approvals. The parties recognize the name Martha Stewart has valuable goodwill with the consuming public, and that Martha Stewart is recognized as an authority on quality and style in the area of home decor. It is an object of this Agreement that MSLO, Kmart, and Kmart's vendors of Licensed Products establish a broad spectrum of Licensed Products with respect to quality and design consistent with Martha Stewart's image and Kmart's pricing philosophy. The parties agree that as an integral part of this Agreement, MSLO shall direct Kmart and Kmart's vendors of Licensed Products to establish the Strategic Direction of the initial line and subsequent evolutionary lines (and all changes therein) of merchandise comprising the Licensed Products. As used herein the "Strategic Direction" shall include all aspects of the Licensed Products and the promotion thereof including, without limitation, concepts, designs, patterns, colors, packaging, signage, associated collateral materials and marketing support. There shall be no additional compensation for such consultation other than the royalties payable hereunder. MSLO may designate a designer or designers who shall act as liaison between Kmart, Kmart's vendors and MSLO and may act as MSLO's designee(s) with respect to the design and approval of Licensed Products in order to meet the anticipated mutually agreed upon time schedules. Kmart shall reimburse MSLO in an amount equal to [ * * * ] and documented expenses of such designee(s) which amount paid by Kmart shall not exceed [ * * * ] annually. Further, Kmart and MSLO shall work together with respect to the design and approval of Licensed Products in accordance with the following procedures:

          a) Approximately twelve months prior to the store implementation of each of the Spring and Fall transitions or at such time as may be mutually agreed upon, MSLO and Kmart shall meet to discuss and identify the products and/or product categories Kmart intends to have manufactured as Licensed Products for the respective season.

          b) Approximately eleven months prior to the store implementation of each of the Spring and Fall transitions or at such other time as may be mutually agreed upon, MSLO and Kmart shall meet to discuss and to determine the calendar of critical dates pertaining to the Strategic Direction of the Licensed Products.

          c) Kmart shall submit to MSLO artist renderings, sample packaging, and sample strike offs representative of the Licensed Products which Kmart intends to have manufactured. MSLO shall have five business days after receipt of each such submission to indicate its approval or disapproval thereof. If MSLO does not deliver notice of its approval or disapproval within such period, the same shall be deemed an approval. With respect to any submission to which MSLO disapproves, MSLO shall state the reasons for disapproval and, where possible, shall provide instructions necessary to correct or otherwise modify such sample to place the same in condition for approval. With regard to approved samples, Kmart shall cause all Licensed Products manufactured hereunder to strictly comply in all respects with such approved samples.

          d) Upon receipt of a notice from MSLO pursuant to this Agreement setting forth the quality deficiencies prohibited by this Agreement, Kmart and/or Kmart's vendors of such Licensed Products shall remedy such deficiencies in the product from which such samples were taken prior to its sale or, at their option, dispose of such off-quality merchandise through other outlets. Whenever such merchandise is sold as aforesaid, no use of or reference to the name Martha Stewart or any Licensed Property shall be used in connection with any advertising, publicity, labeling, wrapping or packaging with respect to any such sales. Also, in accordance with the practice in the trade, Kmart's vendors of Licensed Products shall notify their customers to assure compliance by them with the requirements of the preceding sentence. Kmart and its vendors of Licensed Products shall be deemed to have met this obligation by the removal of all labels, tags and marks which would identify the goods as Martha Stewart merchandise and by placing the following legend on all purchaser's invoices for such goods:

                    "Purchaser agrees that it will not use the name 'Martha Stewart' or the legend 'designed by Martha Stewart' or any other phrase or statement using the name 'Martha Stewart' on any advertising, publicity, labeling, wrapping or packaging with respect to the merchandise listed hereon."

          e) MSLO agrees to exercise all rights of approval hereunder in a reasonable and timely manner, consistent with any agreed upon time schedules and the established Strategic Direction and such approvals shall not be unreasonably withheld. MSLO's right of approval may be exercised by Martha Stewart or by such representative as MSLO may from time to time designate.

          f) Subject to Kmart's approval of such expenses, in advance, Kmart shall reimburse MSLO for reasonable expenses incurred by MSLO in connection with services provided hereunder.


         VIII. Term. This Agreement shall commence at the Effective Time and continue in force and effect until February 28, 2000 (the "Initial Term"). At Kmart's option, Kmart may renew this Agreement commencing March 1, 2000 for an additional three (3) years (the "Renewal Term") by providing written notice to MSLO not less than ninety (90) days prior to the expiration of the Initial Term. The Minimum Royalty payable to MSLO for the Renewal Term shall be [* * *] payable in twelve equal quarterly installments commencing on the first day of the Renewal Term and shall be credited against any royalties earned and accrued during such Renewal Term. No portion of the Minimum Royalty paid to MSLO during the Initial Term shall be credited against any royalties payable to MSLO during the Renewal Term. The "Effective Time" shall mean the time at which the Sale and Contribution are consummated. Kmart and MSLO hereby acknowledge and agree that the only condition to the effectiveness of this Agreement and the obligations of Kmart and MSLO hereunder (including the obligation to pay the Minimum Royalty) is the consummation of the Sale and Contribution.


         IX. Promotional and Marketing Services. (1) MSLO shall cause Martha Stewart to render her services in a professional manner consistent with the intent of this Agreement and to use her reasonable good faith efforts to participate in the promotion and imaging of the Licensed Products including without limitation, through television, radio and print advertising, in-store videos, appearances and other media presentations or programs and shall use reasonable and appropriate opportunities, in her reasonable discretion, to promote Kmart and the Licensed Products including but not limited to interviews, editorials, press conferences, press releases and television appearances. Upon Kmart's reasonable prior request, MSLO shall cause Martha Stewart to render her services at such places, on such dates, at such times and in such manner as shall be reasonably requested. If because of a conflicting professional engagement, Martha Stewart is unable to render services on a date or time at such a location as Kmart may request, MSLO shall inform Kmart of the next date upon which Martha Stewart shall be able to render such services., MSLO shall cause Martha Stewart to be available for up to 25 days annually, inclusive of travel time, for the purposes set forth in this paragraph. Kmart shall pay all costs and expenses in connection with such services including, without limitation, costs of first class travel and lodging consistent with Kmart's policies governing the reimbursement of expenses for its senior executive employees. Any significant expenses anticipated by MSLO in excess of Kmart's policy shall be first submitted to Kmart for approval.


         (2) With respect to television commercials produced hereunder, the gross compensation which may become due to MSLO or Martha Stewart by reason of Kmart's use and reuse of such commercials shall be [* * *] which amount shall be credited against and not paid in addition to the royalties payable hereunder. Kmart shall pay or cause to be paid any and all pension, health and/or welfare fund payments required by reason of Martha Stewart's services hereunder pursuant to any applicable union, guild or collective bargaining agreement.


         (3) In addition to but as an integral part of this Agreement, MSLO shall consult with and advise Kmart with respect to physical lay out, presentation and philosophy of, and product selection and offering of the Licensed Products and shall work with Kmart to develop, in addition to Licensed Products, such packages, labels, hang tags, signage, advertising and promotional materials ("Materials") as may be necessary consistent with the agreed upon time schedules. In so doing MSLO shall use its good faith efforts and shall devote such reasonable time as necessary to assist Kmart in these areas. MSLO shall have the right to approve all such Materials in the same manner as set forth in
Article VII.

         X. Property Retention. (1) All right, title and interest in the Licensed Property including, without limitation, all copyrights, trademarks and other rights therein (and all renewals and extensions thereof) shall be owned exclusively by MSLO. Subject to the terms of this Agreement, MSLO shall have the sole unrestricted right to exploit the Licensed Property in its sole discretion in any manner in perpetuity in any and all media throughout the world whether now known or hereafter devised with no further obligation whatsoever to Kmart or any third party. Any use which Kmart may be permitted to make of the Licensed Property pursuant to this Agreement shall be subject to MSLO's prior approval as specified herein.

         (2) Kmart confirms the sole ownership by MSLO of the Licensed Property and agrees that all use by Kmart of the Licensed Property shall inure solely to the benefit of MSLO and, as such, Kmart shall not at any time acquire any rights in the Licensed Property or otherwise by virtue of any use or exploitation Kmart may make thereof.

         (3) All rights in the Licensed Property other than those specifically granted herein are reserved by MSLO for its sole use and benefit and exploitation in its sole discretion. Upon the expiration or termination of this Agreement for any reason whatsoever, all rights in the Licensed Property shall automatically revert to MSLO for its sole use and disposition with no further obligation whatsoever to Kmart or any third party, provided, however, Kmart shall have six months from the date of termination, or three months from expiration, whichever the case may be, to sell all units of Licensed Products purchased or ordered before expiration or termination of this Agreement and to use the associated packages, labels, hang tags, signage, advertising and promotional materials approved pursuant to this Agreement prior to such expiration or termination to accomplish such sell-off.

         (4) Kmart agrees to promptly inform MSLO of any use by any person or entity of a trademark, servicemark or design similar to the Licensed Property which comes to the attention of Kmart. MSLO shall have the sole right to determine whether or not any action shall be taken on account of any infringement and Kmart shall join in such action at MSLO's expense if MSLO so requests. Kmart shall have no right to take any action with respect to the Licensed Property without prior written approval from MSLO which approval shall not be unreasonably withheld. MSLO and Kmart shall share any award of damages net of costs including, without limitation, attorneys' fees and disbursements, as a result of such actions, in proportion to their respective damages suffered by such infringement.

         (5) All designs, concepts, patterns, names and other intellectual property developed by MSLO shall be owned solely by MSLO. All designs, concepts, patterns, names and other intellectual property developed by Kmart shall be owned solely by Kmart. Subject to all other provisions of this Agreement, the physical elements of all Materials produced hereunder will be and remain the property of Kmart.

         (6) Nothing contained herein shall be construed as an assignment or grant to Kmart of any right, title or interest in or to the Licensed Property, it being understood that all rights thereto are reserved exclusively by MSLO, except for the license granted hereunder as specifically described herein.

         XI. Indemnification. (1) Kmart agrees to defend, indemnify and hold harmless (including, without limitation, attorneys' fees and disbursements) MSLO, its officers, directors, members, shareholders, employees and representatives, at Kmart's sole expense, against any claims, demands and lawsuits arising directly out of the manufacture, purchase, promotion, advertising, distribution, use or sale of or in connection with Licensed Products. MSLO shall notify Kmart within a reasonable time after it receives any notice of claim, demand or lawsuit and Kmart shall promptly assume MSLO's defense either directly or through counsel for Kmart's vendor and Kmart shall defend, indemnify and hold harmless MSLO, its officers, directors, shareholders, employees and representatives from any and all judgments, liabilities, costs, damages or expenses, including, without limitation, attorneys' fees and disbursements, in connection therewith. MSLO and Martha Stewart shall have the right to participate in the defense of any such claims, demands and lawsuits, with counsel of their choosing and at MSLO's expense. Any settlement which affects the Licensed Property must be approved in writing in advance by MSLO. Kmart shall maintain in full force and effect general and product liability insurance covering all Licensed Products sold by it as well as any liability on its part or the part of MSLO in the amount of at least $5,000,000 in excess of $2,000,000 self insured retention.

         (2) MSLO agrees to defend, indemnify and hold harmless (including, without limitation, attorneys' fees and disbursements) Kmart, its officers, directors, shareholders, employees and representatives, at MSLO's sole expense, against any claims, demands and lawsuits for copyright, trade dress, and trademark infringement or unfair trade practice arising directly out of Kmart's authorized use of the Licensed Property and directly out of any Licensed Product designed by MSLO if such claim, demand or lawsuit relates directly to such design. Kmart shall notify MSLO within a reasonable time after it receives notice of any such claim, demand or lawsuit and MSLO shall promptly assume Kmart's defense and MSLO shall defend, indemnify and hold harmless Kmart, its officers, directors, shareholders, employees and representatives from any and all judgments, liabilities, costs, damages or expenses, including, without limitation, attorneys' fees in connection therewith. Kmart shall have the right to participate in the defense of any such claims, demands and lawsuits, with counsel of their choosing and at Kmart's expense.

         XII. Termination. (1) Subject to subparagraph (2) below, this Agreement may be immediately terminated by either party in the event of a material breach hereof and such material breach continues uncured for a period of 30 days after written notice thereof, provided, however, such cure period shall be 15 days with respect to payments due hereunder.

         (2) If MSLO should fail to fulfill its material obligations in any material respect and after 60 days written notice to MSLO such failure has not been cured, due to illness, injury or accident, or in the event of Martha Stewart's death during the Term hereof, Kmart may, in its discretion, terminate this Agreement.

         (3) In the event of termination or expiration of this Agreement, all rights granted hereunder shall terminate and revert to MSLO f or its sole use and disposition without any further obligation to Kmart.

         XIII. Uniqueness of Services. The services to be performed by MSLO and the rights and privileges granted to Kmart hereunder are special, unique and incapable of replacement, the loss of which may not be reasonably or adequately compensated in an action at law and that MSLO's failure or refusal to perform the obligations hereunder may cause irreparable harm or damage. In the event of a material breach by MSLO, Kmart shall be entitled, in addition to any other remedies available to it, to seek injunctive or other equitable relief against it to prevent the continuance of such failure or refusal or to prevent it from performing services or granting rights to others in violation of this Agreement and to seek recovery of any unearned portion of any Minimum Royalty paid to MSLO hereunder. Kmart may purchase insurance covering the unique services provided by MSLO and MSLO agrees to cooperate with the reasonable requirements of such insurance but shall not be obligated to incur any costs in connection therewith.

         XIV. Service. MSLO assumes no liability whatsoever for service, defects or breach of warranty or any type of product liability claim whatsoever regarding Licensed Products which are sold by Kmart and not furnished by MSLO. In the event that an ultimate purchaser of such a Licensed Product claims it to be defective, in breach of warranty or in need of service, Kmart or its vendor shall assume all obligations, liability, cost and expense relating in any manner to such Licensed Product including, without limitation, any claimed defect, breach of warranty or service need. In the event any such Licensed Product is returned to MSLO on account of any claimed defect, breach of warranty or service need, MSLO shall promptly notify Kmart regarding such Licensed Product and claim and shall forward the same within a reasonable time to a reasonable destination designated by Kmart for handling of the returned Licensed Product by Kmart or its vendor. Kmart agrees to reimburse MSLO for all reasonable costs incurred in connection with such returns.

         XV. No Assignment. No party may assign any right or obligation under this Agreement, other than the right to receive money, to any person or entity other than its parent or subsidiary companies or a purchaser of all or substantially all of the assets of a party, without the express written consent of the other party, provided that MSLO shall have the right to assign its interests under this Agreement to any entity in which Martha Stewart owns a majority of the equity, and which at or about the time of such assignment acquires all or substantially all of the rights to the Licensed Property previously possessed by MSLO.

         XVI. Choice of Law. This Agreement shall be construed and enforced in accordance with laws of the State of Michigan.

         XVII. No Joint Venture. Neither party shall be or be deemed to be an agent, employee, partner or joint venturer of or for the other party.

         XVIII. Confidentiality. The parties agree that the terms and conditions of this Agreement shall be confidential. This obligation will not extend to any information which is in the public domain provided that such information does not come into the public domain as a result of the disclosure by the receiving party or which a party is obligated to produce under court or governmental order provided notice is given to the other party prior to the disclosure and provided reasonable efforts are used to secure confidential protection of such information.

         XIX. Notice. All notices under this Agreement shall be in writing and shall be given by either party by certified mail, guaranteed express mail or facsimile (confirmation of delivery received) as follows:

         If to MSLO:

                  Martha Stewart Living Omnimedia LLC
                  20 W. 43rd St.
                  New York, NY  10036
                  Attention:  Martha Stewart

                  Facsimile No. (212) 522-0117

         with a copy to:

                  Grubman Indursky Schindler & Goldstein, P.C.
                  152 West 57th Street
                  New York, NY  10019
                  Attention:  Lawrence Shire

                  Facsimile No. (212) 554-0444

         If to Kmart:

                  Kmart Corporation
                  3100 West Big Beaver Road
                  Troy, MI  48084
                  Attention:  General Counsel

                  Facsimile No. (810) 643-1054

         with a copy to:

                  Kmart Properties, Inc.
                  Suite 226
                  3250 West Big Beaver Road
                  Troy, MI  48084
                  Attention:  Intellectual Property Attorney

                  Facsimile No. (810) 637-3057


                  XX. Compliance with Human Rights and Labor Standards. Kmart warrants and represents that purchase order terms and conditions for the purchase of all Licensed Products requires that such merchandise conforms in all respects with all applicable federal, state and local laws, orders and regulations. Kmart will require all manufacturers of Licensed Products hereunder to sign a Certification of Compliance substantially similar to the form attached hereto as Exhibit F. Upon written request of MSLO, Kmart shall supply MSLO with the identification of all manufacturers of Licensed Products. Upon reasonable prior written notice of MSLO and at MSLO's sole expense, MSLO shall have the right to inspect the physical facilities of any manufacturer of Licensed Products for the purpose of assuring that such manufacturer is in satisfactory compliance with legal and ethical human rights and labor standards and shall have the right to refuse approval of any Licensed Product manufactured by any such manufacturer which after such inspection may be reasonably found not to be in substantial compliance with such standards.

                  XXI. Bankruptcy. Kmart and MSLO shall each, in addition to its other rights, have the right, on written notice to the other, to terminate this Agreement if the other party files a petition in bankruptcy, or is adjudicated a bankrupt, or if a petition in bankruptcy is filed against it and is not dismissed within (60) days thereafter, or if it becomes insolvent, or makes an assignment for the benefit of creditors, or files a petition or otherwise seeks relief under or pursuant to any federal or state bankruptcy, insolvency or reorganization statute or procedure, or if a custodian, receiver or trustee is appointed for it or a substantial portion of its business or assets (and such receivership is not discharged within sixty (60) days thereafter).

                  XXII. Integration. This Agreement shall be the final and complete agreement between Kmart and MSLO with respect to the subject matter hereof. This Agreement supersedes in its entirety the Agreement between Kmart and Martha Stewart dated July 6, 1987 which Agreement is hereby terminated as of the effective date hereof. No representations, inducements, promises or understandings exist in relation to the subject matter hereof, whether oral or written, except as expressly set forth herein, and this Agreement shall supersede all prior understandings, agreements, contracts or arrangements between the parties, whether oral or written, unless otherwise expressly incorporated herein. No agreement or other understanding purporting to add to or to modify the terms and conditions hereof shall be binding unless agreed to by the parties in writing. Any terms or conditions in any forms of the parties used in the performance of this Agreement which are in conflict with the terms and conditions hereof shall be void.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

KMART CORPORATION                            MARTHA STEWART LIVING OMNIMEDIA LLC
By:   /s/ Warren Flick                        By:     /s/ Martha Stewart
   ----------------------------                  -------------------------------




By signing below I hereby acknowledge that I have read the foregoing Agreement between Kmart and MSLO and in the event that MSLO should refuse or be unable to deliver my services to Kmart, I hereby agree to be bound by the terms thereof as such terms relate to me. I also agree to look to MSLO for all compensation thereunder subject only to Kmart making all required payments thereunder to MSLO.




/s/ Martha Stewart
----------------------
   Martha Stewart